UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2007 (January 23, 2007)

VNUS Medical Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50988	94-3216535

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5799 Fontanoso Way
San Jose, California 95138
(408) 360-7200

(Address of principal executive offices including zip code and registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Cash Bonus for Performance in 2006
     On January 23, 2007, the Compensation Committee approved the following cash bonus payments to executive officers for achieving performance during 2006 of goals that were established by the Compensation Committee in January 2006, or, in the case of Mr. Sancheti, after Mr. Sancheti joined the Company. The cash bonus plan for 2006 consisted of payment of a percentage of year-end base salary based on achievement of target revenue goals, key corporate activity goals, operating profit objectives and officer-specific goals.

Executive Officer	Title	Bonus

Brian E. Farley	President and Chief Executive	$46,309
	Officer

Timothy A. Marcotte	Chief Financial Officer and Vice	$24,616
	President, Finance and Administration

Scott H. Cramer(1)	Senior Vice President, U.S. Sales	$31,781
	and Account Services

Lian X. Cunningham	Medical Director and Vice President,	$20,679
	Clinical Research

Charlene A. Friedman	Vice President, General Counsel and	$24,125
	Secretary

Robert G. McRae(2)	Vice President, Business Development	$15,142

Dennis Rosenberg	Vice President, Marketing and	$24,252
	International Sales

Mohan Sancheti	Vice President, Manufacturing	$10,418
(1)	Includes quarterly bonus amounts paid to Mr. Cramer under the 2006 cash bonus plan.

(2)	Includes a discretionary payment by the Compensation Committee, based on performance during 2006 relating to an internal development project.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 26, 2007

VNUS MEDICAL TECHNOLOGIES, INC.
By:	/s/ CHARLENE A. FRIEDMAN
Name:	Charlene A. Friedman
Title:	Vice President, General Counsel and Secretary